EXHIBIT 10.34

AMENDMENT NO. 5
to the
MATTEL, INC.
DEFERRED COMPENSATION AND PIP EXCESS PLAN (POST-2004)
    THIS AMENDMENT NO. 5 (this “Amendment”) is executed on October 22, 2020, by Mattel, Inc., a Delaware corporation (“Mattel”).
    WHEREAS, Mattel maintains the Mattel, Inc. Deferred Compensation and PIP Excess Plan (Post-2004), as it may be amended (the “Plan”), for the benefit of eligible management employees of Mattel and its subsidiaries;
    WHEREAS, pursuant to Section 9.10(a) of the Plan, the Compensation Committee (the “Committee”) of the Board of Directors of Mattel has the right to amend the Plan in whole or in part from time to time, provided that no such action shall cancel or reduce the amount of a participant’s previously accrued vested benefits;
    WHEREAS, the Plan and the Mattel, Inc. Personal Investment Plan (Mattel’s 401(k) Plan) were previously amended to suspend the “Company Automatic Contributions,” effective for payroll periods occurring on or after May 4, 2020; and
    WHEREAS, the Committee desires to amend Section 3.2 of the Plan to reinstate the Company Automatic Contributions to the Plan to align with the reinstatement of the Company Automatic Contributions in the Mattel, Inc. Personal Investment Plan.
    NOW, THEREFORE, BE IT RESOLVED, that:
    1.    The Plan is hereby amended, effective for Payroll Dates (as defined in the Plan) occurring on or after November 2, 2020, to delete the last sentence of Section 3.2 of the Plan (which suspended the Company Automatic Contributions).
    2.    Except as expressly or by necessary implication amended hereby, all terms and provisions of the Plan shall continue in full force and effect.

[Signature Page Follows]

    IN WITNESS WHEREOF, Mattel has caused this Amendment to be executed in its name and on its behalf by a duly authorized officer of Mattel on the day and year first above written.

MATTEL, INC.

By: /s/ Amanda Thompson
Name: Amanda Thompson
Title: Executive Vice President and Chief People Officer
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